SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2000

Commission	Exact Name of Registrant	I.R.S. Employer
File Number	as Specified in its Charter	Identification No.

1-11607	DTE Energy Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000	38-3217752

1-2198	The Detroit Edison Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-8000	38-0478650

Item 5. Other Events.

On December 5, 2000 The Detroit Edison Company and its wholly-owned subsidiary, International Transmission Company (ITC), entered into a stock subscription agreement. This agreement provides that on January 1, 2001 Detroit Edison will transfer its transmission assets (net book value of approximately $400 million) to ITC in exchange for 59,999 shares of ITC stock.

At the time of the asset transfer, ITC will assume responsibility for Detroit Edison’s transmission business.

Detroit Edison is the principal operating subsidiary of DTE Energy Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

DTE ENERGY COMPANY (Registrant)

By: /s/ N. A. Khouri N. A. Khouri Assistant Treasurer

THE DETROIT EDISON COMPANY (Registrant)

By: /s/ Daniel G. Brudzynski Daniel G. Brudzynski Assistant Vice President and Controller

Date: December 7, 2000

3